UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2001

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

On July 10, 2001, SangStat Medical Corporation (the "Company") announced that its subsidiary, IMTIX-SangStat S.A.S. was awarded a European grant to study next generation compounds of RDP58 in inflammation. The 2.6 million Euro (approximately US $2.2 million) grant was awarded to fund a network of eight European laboratory collaborators who will conduct the research using a variety of techniques including rational drug design, modification of the mouse genome, gene transfer, signal transduction and disease models.

On July 12, 2001, the Company announced it had entered into a Research Collaboration Agreement with Synt:em, a French biopharmaceutical company, for the discovery of next generation RDP58 molecules for the inhibition of inflammation in vivo using Synt:em's proprietary rational design technology Acti:map™.

The foregoing matters are further described in the press releases issued by the Company on July 10, 2001 and July 12, 2001, copies of which are filed herewith as Exhibit 99.1 and Exhibit 99.2.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 10, 2001
99.2	Press Release dated July 12, 2001

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2001

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 10, 2001
99.2	Press Release dated July 12, 2001